Exhibit 10.27.8
NINTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
     This Ninth Amendment to Loan and Security Agreement (this “Amendment”) is dated as of the 2nd day of March, 2010, by and among EMERSON RADIO CORP. (“ERC US”), a Delaware corporation, EMERSON RADIO MACAO COMMERCIAL OFFSHORE LIMITED (“ER Macao”), a Macao corporation, MAJEXCO IMPORTS, INC. (“MI”), a California corporation, EMERSON RADIO (HONG KONG) LIMITED (“ER Hong Kong”), a Hong Kong corporation, and EMERSON RADIO INTERNATIONAL LTD. (“ER BVI”), a British Virgin Island company, jointly and severally as co-borrowers and co-obligors, except as set forth in Section 11.8 of the Loan Agreement, as defined below (collectively, the “Borrowers” and each is referred to individually herein as a “Borrower”), and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (together with its successors and assigns, “Bank”).
BACKGROUND
          A. Borrowers and Bank are parties to a certain Loan and Security Agreement dated as of December 23, 2005 (as the same has been and may be amended or otherwise modified from time to time, the “Loan Agreement”), and the other Loan Documents (as defined in the Loan Agreement). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Loan Agreement.
          B. Borrowers have informed Bank that ERC US intends to make a cash dividend of $1.10 per common share payable on March 24, 2010 to its shareholders of record at the close of trading on March 15, 2010 (the “March 2010 Dividend”).
          C. Borrowers have requested and Bank has agreed to consent to the March 2010 Dividend and amend certain terms of the Loan Agreement, subject to the terms, conditions and provisions of this Amendment.
          NOW, THEREFORE, with the foregoing Background hereinafter deemed incorporated by this reference, the parties hereto, intending to be legally bound, promise and agree as follows:
     1. AMENDMENTS TO LOAN AGREEMENT
     Upon the effectiveness of this Amendment, the Loan Agreement is amended as follows:
          1.1 Definitions. The following definitions in Section 1.1 of the Loan Agreement are amended and restated as follows:
“Borrowing Base” means, on any date of determination thereof, an amount equal to:
     (i) the sum of (a) 85% of the total amount of Eligible Accounts plus (b) the lesser of (i) 85% of the total amount of Eligible Government Accounts and (ii) $500,000; provided that, such percentages shall be reduced on a point-for-point basis to the extent ERC US’s Dilution Rate exceeds 5.0%, plus

     (ii) 70% of the total amount of Eligible Special Accounts; provided that, the percentage shall be reduced on a point-for-point basis to the extent ERC US’s Dilution Rate exceeds 20%, plus
     (iii) the lesser of (a) the Inventory Sublimit and (b) the sum of (i) the lesser of (A) 85% of the NOLV of Eligible Inventory and (B) (x) during each period commencing on February 1 and continuing through August 31 of each calendar year, 60% and (y) during each period commencing on September 1 and continuing through January 31 of each calendar year, 55% of the total amount of Eligible Inventory, plus (ii) the lesser of (A) 85% of the NOLV of Eligible In-Transit Inventory, and (B) (x) during each period commencing on February 1 and continuing through August 31 of each calendar year, 60% and (y) during each period commencing on September 1 and continuing through January 31 of each calendar year, 55% of the total amount of Eligible In-Transit Inventory and (C) $6,000,000, plus (iii) the lesser of (A) 85% of the NOLV of Eligible licensed Inventory, and (B) (x) during each period commencing on February 1 and continuing through August 31 of each calendar year, 60% and (y) during each period commencing on September 1 and continuing through January 31 of each calendar year, 55% of the total amount of Eligible Licensed Inventory and (C) (x) $3,000,0000 through and including December 31, 2009, (y) $2,000,000 commencing January 1, 2010 through and including December 31, 2010 and $0 at all time thereafter, plus (iv) the lesser of (A) 85% of the NOLV of Eligible LC Inventory, and (B) (x) during each period commencing on February 1 and continuing through August 31 of each calendar year, 60% and (y) during each period commencing on September 1 and continuing through January 31 of each calendar year, 55% of the total amount of Eligible LC Inventory, plus
     (iv) 100% of the cash proceeds received by ER Hong Kong in connection with the Subsidiary Sale and which proceeds are maintained at all times by ER Hong Kong in a Deposit Account at Bank pursuant to Section 5.15(a) hereof, plus
     (v) 100% of cash of Borrowers maintained in Deposit Account #2000018631676 and #2000030536885 with Bank (and such other Deposit Accounts agreed to by Borrowers and Bank); minus
     (vi) any Reserves.
“Excess Availability” means at a particular date, an amount equal to (a) for purposes of Section 2.2.5, the Borrowing Base and for all other purposes, the lesser of (i) the Revolver Commitment or (ii) the Borrowing Base, minus (b) the sum of (i) the outstanding amount of

Loans plus (ii) Letter of Credit Obligations, plus (iii) all amounts due and owing to Borrowers’ trade creditors which are outstanding beyond normal trade terms except for those Properly Contested, plus (iv) fees and expenses for which Borrowers are liable under this Agreement but which have not been paid, plus (v) all taxes due and owing to any federal, state or local governmental body except for those Properly Contested.
“Inventory Sublimit” means (a) for the period commencing January 1 through and including March 31 of each calendar year, an amount equal to $9,000,000 and (b) for the period commencing April 1 through and including December 31 of each calendar year, an amount equal to $10,500,000.
“Revolver Commitment” means the commitment of Bank, subject to the terms and conditions herein, to make Revolver Loans and issue Letters of Credit in accordance with the provisions of Section 2 hereof in an aggregate amount not to exceed $15,000,000 at any one time.
          1.2 Adjustment of Interest Rate. Effective as of March 31, 2010, Section 2.2.5 of the Loan Agreement is amended and restated in its entirety and shall read as follows:
2.2.5 Adjustment of Interest Rate. Commencing on April 1, 2010 (based upon prior calendar quarter’s average Excess Availability (as determined by Bank whose determination shall be final and binding absent manifest error)) and thereafter on the first day of each succeeding Interest Adjustment Period, the Applicable Margin for each applicable Interest Adjustment Period shall be determined based upon the prior calendar quarter’s average Excess Availability (as determined by Bank whose determination shall be final and binding absent manifest error), in accordance with the following matrix:

	Letters of	Letters of	Purchase Order
	Credit	Credit	Supported Letters of
Excess Availability	(standby)	(documentary)	Credit
Less than $5,000,000	2.25%	2.25%	1.75%

Greater than or equal to $5,000,000 but less than $15,00,000	2.00%	2.00%	1.50%

Greater than or equal $15,000,000	1.75%	1.75%	1.25%
For purposes of the foregoing no downward rate adjustment shall occur if an Event of Default has occurred and is continuing on the applicable Interest Adjustment Date, such adjustment to take effect only upon the cure or waiver in writing (if any) of such Event of Default. In addition to the foregoing and in addition to Bank’s other rights and remedies hereunder, if during an Interest Adjustment Period it is determined that an Event of Default exists upon Bank’s receipt of Borrowers’ quarterly financial statements and compliance certificate for such fiscal quarter, then the interest rate for all Loans shall be retroactively reset as of the first day of such Interest Adjustment Period to the interest rate as of the last day of the immediately preceding Interest Adjustment Period (if such interest rate was higher).
          1.3 Letters of Credit. Clause (i) of Section 2.10.1 of the Loan Agreement is amended and restated in its entirety and shall read as follows:
(i) the aggregate face amount of Letters of Credit issued by Bank which are outstanding at any one time shall not exceed the Revolver Commitment and of such amount the aggregate face amount of Purchase Order Supported Letters of Credit issued by Bank which are outstanding at any one time shall not exceed $10,000,000;
          1.4 Letter of Credit Fees. Section 2.11.3 of the Loan Agreement is amended and restated in its entirety and shall read as follows:
2.11.3 Letter of Credit Fees. Borrowers shall pay to Bank, at such times as Bank shall require, Bank’s normal scheduled fees and charges in connection with Letters of Credit, as in effect from time to time, and (a) with respect to standby Letters of Credit, at the time of issuance and renewal of each such Letter of Credit, a fee equal to the Applicable Margin on a per annum basis on the face amount of the Letter of Credit for the period of time the Letter of Credit will be outstanding; (b) with respect to documentary Letters of Credit (other than Purchase Order Supported Letters of Credit), monthly in arrears on the first day of each calendar month, a fee equal to the Applicable Margin multiplied by the average daily maximum face amount of all outstanding documentary Letters of Credit computed at a per annum rate for each day; and (c) with respect to Purchase Order Supported Letters of Credit, monthly in arrears on the first day of each calendar month, a fee equal to the Applicable Margin multiplied by the average daily maximum face amount of all outstanding documentary Letters of Credit computed at a per annum rate for each day.
          1.5 Inspection of Books and Records and Field Examinations. Section 5.5 of the Loan Agreement is amended and restated in its entirety and shall read as follows:
5.5 Inspection of Books and Records and Field Examinations. Shall permit inspections of the Collateral and the records of such Person pertaining thereto and verification of the Accounts, at such times and in such manner as may be required by Bank (which except upon the occurrence and during the continuance of any Event of Default, shall be upon reasonable notice and during reasonable business hours) and shall further permit such inspections, collateral appraisals, reviews and field examinations of its other books and records and properties (with such frequency and at such times as Bank may desire) by Bank as Bank may deem necessary or desirable from time to time. The cost of such field examinations, reviews, verifications, collateral appraisals, and inspections shall be borne by Borrowers at Bank’s then current rate (currently at a rate of $850 per examiner per day), plus Bank’s reasonable out-of-pocket expenses. Notwithstanding the foregoing, so long as no Event of Default then exists, Borrowers shall be responsible for costs and expenses associated with a maximum of one (1) examination per year, two (2) examiners per examination and eight (8) days maximum per examination. In addition to the foregoing, Bank anticipates conducting Inventory appraisals (at Borrower’s sole cost and expenses) on a semi-annual basis or in each case on a more frequent basis as Bank may determine in its reasonable discretion.
          1.6 Borrowing Base Reporting and Quarterly Financial Statements. Section 5.6(a) and Section 5.6(b) of the Loan Agreement are amended and restated in their entirety and shall read as follows:
(a) Periodic Borrowing Base Information. No later than 12:00 noon on the first Business Day of each calendar month (or more frequently if required by Bank), Borrowers shall deliver to Bank a completed Borrowing Base Certificate certified by the chief financial officer, controller or president of Borrower Agent to be accurate and complete and in compliance with the terms of the Loan Documents. For the avoidance of doubt, each Borrowing Base Certificate shall continue to include the specific information required in connection with Accounts, Eligible Accounts, Eligible Government Accounts, Eligible Special Accounts, Inventory, Eligible Inventory, Eligible In- Transit Inventory, Eligible LC Inventory and Eligible Licensed Inventory of Borrowers.
(b) Interim Statements. Within fifty (50) days after the end of each fiscal quarter (i.e., March 31, June 30, September 30 or December 31), a consolidated and consolidating balance sheet of Borrowers at the end of that period and a consolidated and consolidating income statement, and a statement of cash flows on a consolidated basis, for that period (and for the portion of the fiscal year ending with such period), setting forth in comparative form the figures for the same period of the preceding fiscal year. The foregoing statements shall be certified by the chief financial officer of Borrower Agent as true and correct and fairly representing the financial condition of Borrowers and their Subsidiaries and that such statements are prepared in accordance with GAAP, except without footnotes and subject to normal year-end audit adjustments.
          1.7 Financial Covenants. Notwithstanding anything to the contrary contained in the Loan Agreement, Borrowers shall not be required to comply with the financial covenants set forth in Sections 7.1 (Fixed Charge Coverage Ratio), 7.2 (Capital Expenditures) or 7.3 (Free Cash Flow) of the Loan Agreement.
          1.8 Cash Collateral. Borrowers shall at all times maintain on deposit in Deposit Account #2000018631676 and #2000030536885 with Bank (and such other Deposit Accounts agreed to by Borrowers and Bank) an aggregate amount equal to 105% of Bank’s maximum liability under all outstanding Letters of Credit, to be held as cash Collateral for Borrowers’ reimbursement obligations and other Obligations.
          1.9 Consent for March 2010 Dividend. Bank consents to the March 2010 Dividend so long as immediately prior to and immediately following such ERC US making such dividend no Event of Default or Default exists.
          1.10 Credit Facility. Notwithstanding anything to the contrary contained in the Loan Agreement, Bank shall solely be obligated to issue Letters of Credit on behalf of Borrowers from time to time during the Term on the terms and conditions set forth in this Agreement and Borrowers shall have no ability to request or receive, nor shall Bank be obligated to make, any Revolver Loans.
     2. CONFIRMATION OF INDEBTEDNESS
          Each Borrower hereby confirms and agrees that, as of the close of business on the date hereof, the total principal amount of outstanding Revolver Loans under the Loan Agreement is $0, and the face amount of all outstanding Letters of Credit is $1,060,552.57 and that each Borrower is unconditionally liable to Bank for such amounts, together with all accrued and unpaid interest and expenses through the date hereof, without any set-off, deduction, counterclaim or defense.
     3. FURTHER ASSURANCES
          Each Borrower hereby agrees to take all such actions and to execute and/or deliver to Bank all such agreements, instruments, certificates, assignments, financing statements and other documents, as Bank may reasonably require from time to time, to effectuate and implement the purposes of this Amendment.
     4. CONFIRMATION OF COLLATERAL
          Each Borrower covenants, confirms and agrees that as security for the repayment of the Obligations, Bank has, and shall continue to have, and is hereby granted a continuing lien on and security interest in the Collateral (including the Smith Barney Securities), all whether now owned or hereafter acquired, created or arising, including all proceeds thereof. Each Borrower acknowledges and agrees that nothing herein contained in any way impairs Bank’s existing rights and priority in the Collateral.

     5. REPRESENTATIONS AND WARRANTIES
          Each Borrower warrants and represents to Bank that:
          5.1 By execution of this Amendment, Borrowers confirm that all representations and warranties made by Borrowers to Bank shall be true and correct in all material respects, with the same effect as though the representations and warranties had been made on and as of the date hereof, except to the extent such representation and warranty are made as of a specific prior date.
          5.2 The execution and delivery by each Borrower of this Amendment and the performance of the transactions herein contemplated (i) are and will be within its power, (ii) have been authorized by all necessary action, and (iii) are not and will not be in contravention of any order of court or other agency of government, of law, of any organization document of such Borrower or of any indenture, agreement or undertaking to which such Borrower is a party or by which the property of such Borrower is bound, or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking, or result in the imposition of any lien, charge or encumbrance of any nature on any of the properties of such Borrower.
          5.3 This Amendment and any assignment or other instrument, document or agreement executed and delivered in connection herewith, will constitute the legal, valid and binding obligations of each Borrower, enforceable in accordance with their respective terms, subject only to bankruptcy and similar laws affecting creditors’ rights generally.
          5.4 There are no outstanding Defaults or Events of Default under any of the Loan Documents.
          5.5 There has been no change which could have a Material Adverse Effect on any Borrower since the date of the most recent financial statements of such Borrower delivered to Bank from time to time.
     6. EFFECTIVENESS CONDITIONS
          This Amendment shall not be effective until the following conditions have been met to the sole satisfaction of Bank (which satisfaction shall be evidenced by Bank’s counter-execution and delivery to ERC US of a fully executed counterpart of this Amendment):
               (i) Borrowers shall have executed and delivered to Bank this Amendment.
               (ii) Borrowers shall have paid to Bank, in immediately available funds, a non-refundable waiver and amendment fee in an amount equal to $55,000, which fee is fully earned by Bank upon the execution of this Amendment.
     7. REAFFIRMATION
          This Amendment shall be incorporated into and made part of the Loan Agreement. Except as expressly modified by the terms hereof, all of the terms and conditions of the Loan Agreement, and all of the other Loan Documents, are hereby reaffirmed and shall continue in full force and effect as therein written.

     8. RELEASE
          As further consideration for the agreement of Bank to enter into this Amendment, each Borrower hereby waives, releases, and discharges Bank, all affiliates of Bank and all of the directors, officers, employees, attorneys and agents of Bank and all affiliates of such Persons, from any and all known claims, demands, actions or causes of action existing as of the date hereof, arising out of or in any way relating to this Amendment, the Loan Agreement, the Loan Documents and/or any documents, agreements, instruments, dealings or other matters connected with this Amendment, the Loan Agreement, the Loan Documents or the administration thereof.
     9. MISCELLANEOUS
          9.1 Integrated Agreement. The Loan Documents and this Amendment shall be construed as integrated and complementary of each other, and as augmenting and not restricting Bank’s rights, remedies and security. If, after applying the foregoing, an inconsistency still exists, the provisions of this Amendment shall control.
          9.2 Severability. Any provision hereof, or of the Loan Agreement or any other Loan Document that is prohibited or unenforceable in any jurisdiction shall be, as to such jurisdiction, ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
          9.3 Non-Waiver. No omission or delay by Bank in exercising any right or power under this Amendment, or the Loan Documents or any related agreement will impair such right or power or be construed to be a waiver of any Default or Event of Default or an acquiescence therein, and any single or partial exercise of any such right or power will not preclude other or further exercise thereof or the exercise of any other right, and no waiver will be valid unless in writing and signed by Bank and then only to the extent specified. Bank’s rights and remedies are cumulative and concurrent and may be pursued singly, successively or together.
          9.4 Headings. The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision of this Amendment.
          9.5 Survival. All warranties, representations and covenants made by Borrowers herein, or in any agreement referred to herein or on any certificate, document or other instrument delivered by it or on its behalf under this Amendment, shall be considered to have been relied upon by Bank. All statements in any such certificate or other instrument shall constitute warranties and representations by Borrower hereunder. All warranties, representations, and covenants made by Borrowers hereunder or under any other agreement or instrument shall be deemed continuing until the Obligations are indefeasibly paid and satisfied in full.
          9.6 Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of Borrowers and Bank, and their respective successors and assigns; provided, that Borrowers may not assign any of its rights hereunder without the prior written consent of Bank, and any such assignment made without such consent will be void.
          9.7 Governing Law. This Amendment, the Loan Agreement and the Loan Documents shall be deemed contracts made under the laws of the State of the Jurisdiction and shall be governed by and construed in accordance with the laws of said state (excluding its conflict of laws provisions if such provisions would require application of the laws of another jurisdiction) except insofar as the laws of another jurisdiction may, by reason of mandatory provisions of law, govern the perfection, priority and enforcement of security interests in the Collateral.
          9.8 WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER BY EXECUTION HEREOF AND BANK BY ACCEPTANCE HEREOF, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT EACH MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AMENDMENT, THE LOAN AGREEMENT, THE LOAN DOCUMENTS OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION WITH THIS AMENDMENT OR THE LOAN AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY WITH RESPECT HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT TO BANK TO ENTER INTO AND ACCEPT THIS AMENDMENT.
          9.9 Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which when taken together shall constitute but one and the same instrument. Any signature delivered by a party by facsimile transmission or .pdf shall be deemed to be an original signature hereto.
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     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

BORROWERS:	EMERSON RADIO CORP.
	By:	/s/ Greenfield Pitts
		Name:	Greenfield Pitts
		Title:	Group CFO

EMERSON RADIO MACAO COMMERCIAL OFFSHORE LIMITED
	By:	/s/ LAU HO KIT, IVAN
		Name:	LAU HO KIT, IVAN
		Title:	CFO-ASIAN OPERATIONS

MAJEXCO IMPORTS, INC.
	By:	/s/ Greenfield Pitts
		Name:	Greenfield Pitts
		Title:	President

L.S.	SIGNED, SEALED and DELIVERED as a Deed for and in the name of EMERSON RADIO (HONG KONG) LIMITED by its attorney /s/ LAU HO KIT, IVAN Name: LAU HO KIT, IVAN in the presence of Witness:			) ) ) ) ) )
		Name:	AU MEI YI, ANGEL
		Signature:	/s/ AU MEI YI, ANGEL

EMERSON RADIO INTERNATIONAL LTD.
	By:	/s/ LAU HO KIT, IVAN
		Name:	LAU HO KIT, IVAN
		Title:	CFO-ASIAN OPERATIONS

[SIGNATURE PAGE TO NINTH AMENDMENT
TO LOAN AND SECURITY AGREEMENT]

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BANK:	WACHOVIA BANK, NATIONAL ASSOCIATION
	By:	/s/ Georgios C. Kyvernitis
Georgios C. Kyvernitis, Director

[SIGNATURE PAGE TO NINTH AMENDMENT
TO LOAN AND SECURITY AGREEMENT]

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